Exhibit 4.4

NUMBER	NUMBER

SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP [●]

D-WAVE QUANTUM INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

This Certifies that is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE SHARES OF CLASS A COMMON STOCK

D-WAVE QUANTUM INC.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation, as amended, and the bylaws, as amended, of the Corporation (copies of which may be obtained from the secretary of the Corporation), to all of which each holder, by acceptance hereof, assets. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Secretary	[Corporate Seal] Delaware	President

D-WAVE QUANTUM INC.

The Corporation will furnish without charge to each stockholder who so requests, a summary of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation and the qualifications, limitations or restrictions of such preferences and rights, and the variations in rights, preferences and limitations determined for each series, which are fixed by the Amended and Restated Certificate of Incorporation of the Corporation, as amended and the resolutions of the Board of Directors of the Corporation, and the authority of the Board of Directors to determine variations for future series. Such request may be made to the Office of the Secretary of the Corporation or to the transfer agent. The Board of Directors may require the owner of a lost of destroyed stock certificate, or his legal representatives, to give the Corporation a bond to indemnify it and its transfer agents and registrars against any claim that may be made against them on account of the alleged loss or destruction of any such certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–		Custodian
TEN ENT	–	as tenants by the entireties			(Cust)		(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common				under Uniform Gifts to Minors Act (State)

			UNIF TRF MIN ACT	–		Custodian
					(Cust)		(Minor)

under Uniform Transfers to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                  hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as your requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have nay activity in your account for the timer period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.